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Exhibit 21.1

BROADVISION, INC. AND SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

*	BroadVision Switzerland, A.G., organized under the laws of Switzerland
*	BroadVision Franc, S.A., organized under the laws of France
*	BroadVision Germany GmbH, organized under the laws of Germany
*	BroadVision U.K., Ltd., organized under the laws of the United Kingdom
*	BroadVision B.V., organized under the laws of the Netherlands
*	BroadVision Professional Services (formerly Fidutec Information Technology, SA), organized under the laws of Switzerland
*	BroadVision Srl, organized under the laws of Italy
*	BroadVision Asia Pacific Ltd., organized under the Companies Ordinance of Hong Kong
*	BroadVision Singapore PTE. LTD., organized under the laws of Singapore
*	BroadVision Korea Company LTD., organized under the laws of Korea
*	BroadVision Argentina S.R.L., organized under the laws of Argentina
*	BroadVision Scandinavia AB, organized under the laws of Sweden
*	BroadVision Iberica S.A., organized under the laws of Spain
*	BroadVision do Brazil Ltda., organized under the laws of Brazil
*	BroadVision Austria GmbH, organized under the laws of Austria
*	BroadVision China, organized under the laws of China
*	Interleaf Inc., organized under the laws of the state of Massachusetts
*	BroadVision Canada Inc organized under the laws of Canada
*	BroadVision Australia PTY Ltd. organized under the laws of Australia
*	BroadVision Benelux N.V. organized under the laws of Belgium
*	BroadVision BV Limited, organized under the laws of Bermuda
*	Nihon BroadVision KK organized under the laws of Japan
*	Interleaf GmbH organized under the laws of Germany
*	PDR Automated Systems organized under the laws of the state of Kentucky
*	Interleaf World Trade Inc, organized under the laws of the state of Delaware.
*	Interleaf FSC, organized under the laws of the BVI.
*	e-content.com Inc, organized under the laws of the state of Delaware
*	e-publishing corporation, organized under the laws of the state of Delaware
*	e-ventures inc., organized under the laws of the state of Delaware
*	Horizon Interactive Inc, organized under the laws of the state of Colorado
*	Docu-net, Inc organized under the laws of the state of Wisconsin

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  Exhibit 21.1
BROADVISION, INC. AND SUBSIDIARIES SUBSIDIARIES OF THE REGISTRANT